Exhibit (d)(16)(A)

QS Investors, LLC

Notice of Termination of Subadvisory Agreement as to the

Lifestyle Aggressive MVP

Lifestyle Balanced MVP

Lifestyle Conservative MVP

Lifestyle Growth MVP

Lifestyle Moderate MVP

Lifecycle 2010 Trust

Lifecycle 2015 Trust

Lifecycle 2020 Trust

Lifecycle 2025 Trust

Lifecycle 2030 Trust

Lifecycle 2035 Trust

Lifecycle 2040 Trust

Lifecycle 2045 Trust

Lifecycle 2050 Trust

(Each a Series of John Hancock Variable Insurance Trust)

(collectively, the “JHVIT Funds”)

Lifestyle Aggressive Portfolio

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

Retirement Living through 2010 Portfolio

Retirement Living through 2015 Portfolio

Retirement Living through 2020 Portfolio

Retirement Living through 2025 Portfolio

Retirement Living through 2030 Portfolio

Retirement Living through 2035 Portfolio

Retirement Living through 2040 Portfolio

Retirement Living through 2045 Portfolio

Retirement Living through 2050 Portfolio

Retirement Living through 2055 Portfolio

(Each a Series of John Hancock Funds II)

(collectively, the “JHF II Funds”)

JHVIT Funds

Notice is hereby given pursuant to Section 7 of the Subadvisory Agreement (the “JHVIT Agreement”) dated May 30, 2014, as amended, between John Hancock Investment Management Services, LLC and QS Investors, LLC that the JHVIT Agreement as to the JHVIT Funds is terminated effective as of the close of business on February 17, 2014. The JHVIT Agreement will continue to remain in effect as to all other portfolios listed in Appendix A to the JHVIT Agreement on and after this date.

JHF II Funds

Notice is hereby given pursuant to Section 7 of the Subadvisory Agreement (the “JHF II Agreement”) dated May 30, 2014, as amended, between John Hancock Advisers, LLC and QS Investors, LLC that the JHF II Agreement as to the JHF II Funds is terminated effective as of the close of business on February 17, 2014. The JHF II Agreement will continue to remain in effect as to all other portfolios listed in Appendix A to the JHF II Agreement on and after this date.

Executed this 18th day of February, 2014.

John Hancock Investment Management Services, LLC

By:	/s/ Leo Zerilli
Name: Leo Zerilli
Title: Senior Vice President and Chief Investment Officer

John Hancock Advisers, LLC

By:	/s/ Leo Zerilli
Name: Leo Zerilli
Title: Senior Vice President and Chief Investment Officer

QS Investors, LLC hereby waives its right to 60 days notice of such termination as provided for in Section 7 of the Agreement.

Executed this 18th day of February, 2014.

QS Investors, LLC

By:	/s/ Daniel Hoffman
Name: Daniel Hoffman
Title: Chief Operating Officer